Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Del Monte Foods Company:

We consent to the incorporation by reference in the registration statements (Nos. 333-40867, 333-52226, 333-38394, 333-34280, 333-79315, 333-102702, 333-102700, 333-102006, 333-134898, 333-147239 and 333-166323) on Form S-8, and (No. 333-166516) on Form S-4 of Del Monte Foods Company (the Company) of our reports dated June 29, 2010, with respect to the consolidated balance sheets of Del Monte Foods Company and subsidiaries as of May 2, 2010 and May 3, 2009, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended May 2, 2010, and the effectiveness of internal control over financial reporting as of May 2, 2010, which reports appear in the May 2, 2010 annual report on Form 10-K of Del Monte Foods Company (“10-K”), and to the reference to our firm under the heading “Selected Financial Data” in the 10-K.

/s/    KPMG LLP

San Francisco, California

June 29, 2010